Exhibit 99.1

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Amanda Crane

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UpHealth Expands Globally by Signing Partnership to Bring State-of-the-Art Healthcare to the

Democratic Republic of Congo

Projected Revenues of $66 million Over 5 Years

Delray Beach, Fla. – Sept. 23, 2021 – UpHealth, Inc. (NYSE:UPH) today announced, that through a venture with TSHELA, a partner of UpHealth in this project, it has entered into an agreement with the Democratic Republic of Congo (DRC) to build 260 state-of-the-art digital clinics and healthcare centers to provide high-quality, affordable healthcare across the country.

These healthcare centers will be outfitted with UpHealth’s proprietary technology for comprehensive digital patient care. The centers will be constructed by the end of the year and open to patients in early 2022. The projected overall revenues over the next five years from the agreement with the DRC are $136 million, of which UpHealth is expected to receive approximately $66.6 million.

“This partnership will dramatically improve access to healthcare for millions over time,” said Ramesh Balakrishnan, CEO of UpHealth. “With our advanced technology platforms and digital health infrastructure, we are making affordable, high-quality care available everywhere– to address fundamental needs for primary, secondary and acute healthcare.”

DRC’s Minister of Public Health, Hygiene and Prevention negotiated the agreement between the DRC and UpHealth earlier this month. Rachel Izizaw, President of TSHELA expressed great hope for this public private partnership. “I see this as a great step forward to meet the challenges of healthcare that DRC faces,” said Izizaw.

Balakrishnan continued: “The unfortunate reality is that quality healthcare in the DRC is scarce, and there is an urgent need to invest and expand access. Legacy infrastructure and models face many obstacles, but UpHealth brings the future of healthcare to emerging economies. We are confident that our solutions will quickly, dramatically and affordably improve health across the country.”

The DRC faces many challenges common to emerging economies globally, including:

•	Lack of a clinical workforce, with only 0.11 physicians per 1,000, far below the WHO recommended ration of 1.0;

•	Lack of infrastructure and access to care, with estimates indicating that less than 25% of the population has access to healthcare;

•	High levels of maternal and infant mortality;

•	High out-of-pocket costs for care, with 41% of expenditures carried by patient spending; and

•	High incidence of insect-borne disease, such as malaria, hindering economic growth.

The 500-square-foot UpHealth digital clinics and health centers are prefabricated, modular structures that are powered by solar technology, making it possible to deliver care in remote locations. The digital clinics and health centers will include:

•	Electronic health records and a real-time dashboard that displays all health information.

Contact:

Amanda Crane

+1-630-363-3393

amanda.crane@ketchum.com

•	Video consultations via a virtual care platform.

•	Remote examinations with connected IoT and devices such as laryngoscopes, otoscopes, rhinoscopes, dermascopes and fetal doppler imaging.

•

Testing with on-site blood and urine tests for lipid profiles, blood chemistry and other diagnostics markers, as well as for infectious diseases, such as malaria, dengue, Yellow Fever and blood and urine tests.

•	Clinical decision support to help physicians better interpret results, diagnose patient conditions and prescribe medications using evidence-based protocols, thereby reducing medical errors.

•	Instant additional investigations using dry biochemistry, chromatographic immunology tests and other rapid tests.

•	Automated dispending of medications and inventory management to provide better access.

“UpHealth provides a reproducible model of bringing affordable, high-quality care to people with limited access to care and we’re looking forward to making a difference in the DRC. In many ways, we are doing in healthcare what cellular phones did with telecommunications, leapfrogging a generation of legacy,” said Balakrishnan. “We are deeply grateful for the trust placed in us by the DRC and are committed to our mission to bring accessible, affordable, quality healthcare to the world.”

About UpHealth, Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations.

For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter, UpHealth Inc. on LinkedIn and @uphealthinc on Instagram.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including revenue growth and financial performance, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our management team’s current expectations and beliefs in light of their collective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those that we have anticipated. These forward-looking statements involve a

Contact:

Amanda Crane

+1-630-363-3393

amanda.crane@ketchum.com

number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including regulatory approvals, the ability of UpHealth to continue to meet the NYSE listing standards, product and service acceptance, and that UpHealth will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of UpHealth’s filings with the SEC, and in UpHealth’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UpHealth as of the date hereof, and UpHealth assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.